UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 26, 2015

CIFC CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-32551	20-2008622
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Park Avenue, 4th Floor
New York, New York	10177
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 624-1200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2015, Robert C. Milton, III resigned as the General Counsel, Chief Compliance Officer and Secretary of CIFC Corp. (“CIFC” or the “Company”) and as a member of the Company’s operating committee, effective at a mutually acceptable date no later than August 7, 2015 (the “Resignation Date”).

In connection with his resignation, on June 26, 2015, Mr. Milton entered into a Transition Agreement (the “Transition Agreement”) with the Company. The Transition Agreement provides that Mr. Milton will be entitled to (i) continued employment by the Company during the period ending on the Resignation Date (the “Transition Period”), (ii) continued base salary pay during the Transition Period, (iii) continued participation in the Company’s fringe benefits, subject to satisfying the eligibility requirements for such benefits, and (iv) a lump-sum payment, less applicable withholdings and deductions, representing the value of Mr. Milton’s accrued unused vacation as of June 26, 2015, if any. In addition, the Company will pay Mr. Milton separation pay of $200,000, less applicable deductions and withholdings, for the period starting at the end of the Transition Period and ending on December 7, 2015.  The Transition Agreement also amends outstanding stock options awarded to Mr. Milton to provide that the period during which Mr. Milton may exercise his right to purchase any of his vested stock options will be extended from thirty days to ninety days. The Transition Agreement also terminates Mr. Milton’s non-competition obligations and contains a general release from Mr. Milton in favor of the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Transition Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

On June 26, 2015, Julian Weldon, currently Head of Corporate Strategy at CIFC, was appointed as General Counsel, Chief Compliance Officer and Secretary of the Company, effective upon the Resignation Date.  Prior to joining the Company on March 30, 2015, Mr. Weldon served as General Counsel and Chief Compliance Officer of Garrison Investment Group LP.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Company’s 2015 Annual Meeting of Stockholders held on June 26, 2015.

Election of Directors:

	Shares Voted For	Shares Withheld	Broker Non-Votes
Paolo Amato	20,033,452	543,922	0
Ehud Barak	20,033,307	544,067	0
Jason Epstein	19,847,613	729,761	0
Peter Gleysteen	20,033,590	543,784	0
Andrew Intrater	19,660,089	917,285	0
Robert B. Machinist	20,033,590	543,784	0
Marco Musetti	20,033,352	544,022	0
Daniel K. Schrupp	20,534,432	42,964	0
Jeffrey S. Serota	20,534,410	42,964	0
Stephen F. Smith	20,523,496	53,878	0

Advisory (non-binding) vote on the compensation of our named executive officers:

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Votes
19,629,906	943,531	3,937	0

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

10.1        Transition Agreement dated June 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

Date: June 26, 2015	By:	/s/ Rahul Agarwal
	Name:	Rahul Agarwal
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement dated June 26, 2015.